UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Form 8-K

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Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 9, 2012

Date of Report (Date of earliest event reported)

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BB&T Corporation

(Exact name of registrant as specified in its charter)

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Commission file number : 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

BB&T Corporation (“BB&T”) has submitted redemption notices to the institutional trustee for the trust listed below, which will result in the redemption of the trust preferred securities identified in the table below on the redemption date specified. The trust preferred securities were assumed by BB&T in connection with its acquisition of BankAtlantic from BankAtlantic Bancorp, Inc., which was completed on July 31, 2012. The trust preferred securities are callable on the redemption date specified at the option of BB&T. The redemptions will be funded by general corporate reserves.

Trust	Security	Principal Amount	Redemption Date	Trustee
BBX Capital Trust 2007 II(A)	Floating Rate Capital Securities	$5,155,000	December 15, 2012	Wilmington Trust Company

The trust preferred securities will be redeemed at a price equal to the liquidation amount of $1,000 per trust preferred security, plus all accrued and unpaid distributions to the redemption date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BB&T CORPORATION
(Registrant)

By:	/s/ Cynthia B. Powell
Name:	Cynthia B. Powell
Title:	Executive Vice President and Corporate
Controller (Principal Accounting Officer)

Date: November 9, 2012